Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.
333-239111 and 333-230366) and Form S-8 (Nos. 333-232054, 333-195598, and 333-195596) of OUTFRONT Media Inc. of our report dated February 24, 2022 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
New York, New York February 24, 2022